Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-249876, and Registration Statements Form S-8 Nos. 333-197325, 333-212910, 333-226519, 333-226520, and 333-254153 of our report dated March 24, 2022, relating to the consolidated financial statements and schedule of AutoWeb, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Moss Adams LLP

San Diego, California

March 24, 2022